UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A

______________________

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

American Funds Insurance Series
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Complex-Wide Shareholder Meeting and Proxy Campaign

Please read the Funds’ definitive proxy statement. The proxy statement contains important information. Each Fund will provide its definitive proxy statement or a notice of availability of proxy materials to shareholders as of the relevant record date. Each Fund’s definitive proxy statement and other related materials will also be available, without charge, on the Securities and Exchange Commission’s website. This document does not constitute a solicitation of any vote or approval.

To whom it may concern:

On or about August 20, 2025, Capital Group will file with the Securities and Exchange Commission for a complex-wide special shareholder meeting and proxy campaign on November 25, 2025. Shareholders or their representatives (e.g., plan sponsors, trustees) will be asked to elect the slates of board members for their respective funds. The Investment Company Act of 1940 requires shareholders to elect at least two-thirds of board members. The vote is part of a routine governance cycle, with the last shareholder election in 2018.

Complex-wide shareholder vote

Most* 1940 Act funds are included in the shareholder meeting. The agenda has three components:

•        Fund board member elections – all American Funds, American Funds Insurance Series (AFIS) and Capital Group mutual funds and Capital Group exchange-traded funds.

•        Management fee change to asset-only fee structure vote – 10 fixed income American Funds mutual funds.

•        Remove the income-based fee component: The Bond Fund of America® (BFA), The Tax-Exempt Fund of California® (TEFCA), American High-Income Municipal Bond Fund® (AHIM), Limited Term Tax-Exempt Bond Fund of America® (LTEX), The Tax-Exempt Bond Fund of America® (TEBF), American Funds Mortgage Fund® (AFMF), U.S. Government Securities Fund® (GVT), Intermediate Bond Fund of America® (IBFA), American Funds Tax-Exempt Fund of New York® (TEFNY) and American High-Income Trust® (AHIT).

•        Fund status change to non-diversified vote – American Funds Tax-Exempt Fund of New York (TEFNY).

For home office and RIA use only. Not for use with the public.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

____________

*         Capital Group KKR Public-Private+ Funds are not included in this vote.

Additional information

Shareholders of record as of August 28, 2025 will receive proxy voting materials starting in mid-September, the final shareholder vote is scheduled for November 25, 2025.

Platforms are responsible for mailing the proxy materials to accounts held in firm name. An outside vendor, Computershare, will manage the proxy campaign and will reach out in early September.

Commonwealth Savers will vote on behalf of 529 and ABLE account shareholders; insurance companies will elect AFIS fund board members; and retirement plans will rely on plan document to determine voting responsibility.

If you have questions or need additional information, please contact your National Accounts team member directly or send an email to cgdealer@capgroup.com.

Thank you for your continued support of Capital Group | American Funds.

For home office and RIA use only. Not for use with the public.

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the fund prospectuses and summary prospectuses, which can be obtained from a financial professional and should be read carefully before investing.